UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2015

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Arrangement with Brian D. Jones

Effective December 1, 2015, the Company entered into a letter agreement (the “Letter Agreement”) to amend the employment arrangement with Brian D. Jones, the Company’s chief financial officer and secretary. In addition to his current arrangement of base salary of $325,000 per year plus 10% of Investment Banking Division revenue for 2015 and 2016 (above $3.25 million of revenue each year) while employed by the Company, the Letter Agreement provides for the following, among other things: (i) a $200,000 (less applicable withholdings and deductions) per month retention payment for each month Mr. Jones remains the chief financial officer (retroactive to September 1, 2015) payable beginning on the earlier to occur of (A) 30 days after the completion of a Recapitalization Transaction (as defined in the Letter Agreement) or (B) March 31, 2016; (ii) an $850,000 success fee payable after the earlier to occur of (A) the completion of a Recapitalization Transaction, (B) 30 days after the termination of Mr. Jones’ employment without Cause (as defined in the Letter Agreement) or (C) December 30, 2016, provided in each case that Mr. Jones is employed as the chief financial officer through the closing of the Recapitalization Transaction or, if earlier, the date of payment unless the Company reassigns him to a different position or terminates him without Cause; (iii) the waiver of all non-competition requirements between Mr. Jones and the Company in the event that Mr. Jones terminates his employment with the Company amicably after December 31, 2016 or if he is terminated without Cause; and (iv) a $1,000,000 severance payment and the full vesting of any outstanding restricted stock grants previously awarded to him if he is terminated without cause within one year of a Change of Control (as defined in the Letter Agreement) or prior to a Change of Control but after a definitive agreement has been executed which would constitute a Change of Control once consummated.

This summary of the material terms of the Letter Agreement is not intended to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated December 1, 2015, between the Company and Brian D. Jones

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: December 7, 2015	By:	/s/ R. Lawrence Roth
	Name:	R. Lawrence Roth
	Title:	Chief Executive Officer